PROXY

PLEASE DETACH PROXY CARD HERE

Proxy Solicited by Eco Telecom Limited

Re: Annual General Meeting of Shareholders of

Open Joint Stock Company “Vimpel-Communications”

to be held on June 22, 2005

The undersigned, an Owner of record as of the close of business of the registrar of Open Joint Stock Company “Vimpel- Communications” (the “Company”) at 6:00 pm Moscow time or 10:00 am New York time on May 3, 2005, of Level III American Depositary Receipts (each representing one quarter (1/4) of one common share in registered form, nominal value 0.005 rubles each) of the Company, issued under the Deposit Agreement dated as of November 20, 1996, among the Company, The Bank of New York, as Depositary (the “Depositary”), and the Owners of the American Depositary Receipts issued thereunder, hereby appoints William P. Fiske and Kenneth C. Ward, and each of them, its proxies, with full power of substitution, and directs the proxies to cumulate the undersigned’s votes with respect to election as directors of those nominees listed below where no vote is specified, or where the box FOR all nominees is marked, in order to elect the maximum number of such nominees as believed possible under the then prevailing circumstances, and to convey such cumulative voting instructions to the Depositary in order to be voted at the Annual General Meeting of Shareholders of the Company to be held on June 22, 2005 or at any adjournments, postponements or reschedulings thereof. If the undersigned withholds authority to vote for one or more nominees, all such votes will be cumulated for the other nominees at the discretion of the proxies, and such instructions will be conveyed to the Depositary, as provided above.

The proxies are also directed to instruct the Depositary to vote as directed herein with respect to the other matters to come before the meeting.

This proxy revokes all prior proxies and all prior instructions to The Bank of New York, as Depositary, given by the undersigned.

4. Election of Directors

Peter Watson, David Haines, Alex Sozonoff, Natalia Tsukanova

FOR ALL

nominees listed below

(except as marked to the contrary)

WITHHOLD

AUTHORITY

to vote for ALL

nominees listed below

Instruction: To withhold authority to vote for one or more (but not all) of the nominees, write the nominee’s name(s) in the space below:

PLEASE DETACH PROXY CARD HERE

X **Please mark votes as in this example.**

Resolutions	FOR	AGAINST	ABSTAIN
1. Approval of the 2004 VimpelCom Annual Report	☐	☐	☐
2. Approval of VimpelCom's accounting statements, including Profit and Loss Statement for 2004 (prepared in accordance with Russian statutory accounting principles)	☐	☐	☐
3. Allocation of profits and losses resulting from 2004 operations including non- payment of dividends to holders of common registered shares and payment of dividends to holders of preferred registered shares of type A	☐	☐	☐
5. Approval of the amended and restated Procedural Regulations of the Board of Directors	☐	☐	☐
6. Election of the Audit Commission	☐	☐	☐
7. Approval of external auditors	☐	☐	☐
8. Approval of reorganization of VimpelCom through statutory merger of CJSC "Extel" into VimpelCom and of the Merger Agreement between VimpelCom and CJSC "Extel".	☐	☐	☐
9. Approval of reorganization of VimpelCom through statutory merger of CJSC "Sotovaya Company" into VimpelCom and of the Merger Agreement between VimpelCom and CJSC "Sotovaya Company"	☐	☐	☐
10. Approval of reorganization of VimpelCom through statutory merger of CJSC "StavTeleSot" into VimpelCom and of the Merger Agreement between VimpelCom and CJSC "StavTeleSot"	☐	☐	☐
11. Approval of reorganization of VimpelCom through Statutory Merger of CJSC "Vostok-Zapad Telecom" into VimpelCom and of the Merger Agreement between VimpelCom and CJSC "Vostok-Zapad Telecom"	☐	☐	☐
12. Approval of reorganization of VimpelCom through statutory merger of OJSC "Orensot" into VimpelCom and of the Merger Agreement between VimpelCom and OJSC "Orensot"	☐	☐	☐
13. pproval of reorganization of VimpelCom through statutory merger of OJSC "Beeline-Samara" into VimpelCom and of the Merger Agreement between VimpelCom and OJSC "Beeline-Samara"	☐	☐	☐
14. Approval of reorganization of VimpelCom through statutory merger of OJSC "Dal Telecom International" into VimpelCom and of the Merger Agreement between VimpelCom and OJSC "Dal Telecom International"	☐	☐	☐

Date ______________________________, 2005

____
Share Owner Sign Here

____
Co-Owner Sign Here

Please note that the ADR Depositary's deadline for receipt of voting instructions is June 20, 2005 at 12pm (noon) New York time. Please sign, date and return this form of proxy in the envelope provided as soon as possible.